UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

2340 Collins Avenue, Suite 700 Miami Beach, FL	33139
(Address of principal	(Zip Code)
executive offices)

Registrant's telephone number, including area code: (305) 695-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	STWD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Jeffrey F. DiModica to Board of Directors

Effective August 10, 2026, the Board of Directors (the “Board”) of Starwood Property Trust, Inc. (the “Company”) appointed Jeffrey F. DiModica to serve as a member of the Board. Mr. DiModica will also serve as a member of the Investment Committee of the Board.

Mr. DiModica, age 59, has served as the President of the Company since 2014. In his current role, he leads and serves as a member of the investment committee of each of the Company’s business lines, including Large Loan Lending, Residential Lending, Infrastructure Lending, Property Investing, and Investing & Servicing, which collectively have approximately $31 billion of assets under management. Mr. DiModica additionally serves as a Senior Managing Director of an affiliate of the manager of the Company. He previously served as a director of the Company from its inception in 2009 until July 2014.

Prior to serving as the President of the Company, from 1993 to 2014, Mr. DiModica served in various investment banking roles at Royal Bank of Scotland and Merrill Lynch. Mr. DiModica began his career in the Merchant and Investment Banking Group of the Commercial Real Estate Department at Chemical Bank from 1989 to 1991. Mr. DiModica received a B.S./B.A. degree with distinction and a concentration in Finance from Boston University in 1989 and an M.B.A. degree from the Amos Tuck School at Dartmouth College in 1993. He received his Chartered Financial Analyst designation in 1995. Mr. DiModica serves on the Miami Advisory Board of the Posse Foundation and was the founding president of MitoAction, a support, education and advocacy group for families affected by mitochondrial disease.

Mr. DiModica’s background, experience and record in both the commercial real estate markets and as a senior executive and director of the Company enable him to provide the Board with important perspectives on the Company’s investments and operations and the current state of the global commercial real estate markets.

Mr. DiModica will not receive compensation for his service on the Board. He will not be considered an independent director due to his position as the President of the Company. For more information on the relationship and transactions between the Company and both Mr. DiModica and its manager and affiliates, please refer to the section entitled “Certain Relationships and Related Transactions” in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 13, 2026.

Departure of Jeffrey G. Dishner from Board of Directors

Effective August 10, 2026, Jeffrey G. Dishner resigned as a member of the Board and its Investment Committee. Mr. Dishner’s decision to resign did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Dishner served as a member of the Board since the Company’s inception in 2009, and the Company is grateful to Mr. Dishner for his 17 years of service to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2026	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Barry Sternlicht
	Name:	Barry Sternlicht
	Title:	Chief Executive Officer